Ex 3.1

SECOND CERTIFICATE OF CORRECTION OF

RESTATED
CERTIFICATE OF INCORPORATION

OF

ISTA PHARMACEUTICALS, INC.

     ISTA Pharmaceuticals, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1.     The name of the Corporation is: “ISTA Pharmaceuticals, Inc.”

     2.     The Restated Certificate of Incorporation of the Corporation, which was filed with the Secretary of State of Delaware on November 12, 2002 (the “Restated Certificate”), and corrected as to Paragraph 4(a) of Article 4 pursuant to the filing of a Certificate of Correction on November 12, 2002, is hereby further corrected.

     3.     The inadvertent inaccuracies to be corrected in said instrument refer to the stockholder voting provisions previously set forth in Article XI of the Restated Certificate.

     4.     Article XI of the Restated Certificate filed on November 12, 2002, in corrected form is as follows:

Article XI shall read:

“No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Amended and Restated Bylaws and no action shall be taken by the stockholders by written consent. The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IX, Article X, Article XI or Article XII of this Restated Certificate of Incorporation or Sections 2.3 (Special Meeting) 2.4 (Notice of Stockholders’ Meetings), 2.5 (Advance Notice of Stockholder Nominees and Stockholder Business), 2.10 (Voting), 2.12 (Stockholder Action by Written Consent Without a Meeting), or 3.2 (Number of Directors) of the corporation’s Amended and Restated Bylaws.”

     This Certificate of Correction is executed on this 28th day of March, 2003.

/s/ Vicente Anido, Jr., Ph.D. Vicente Anido, Jr., Ph.D., President and Chief Executive Officer